                                                                                                 Exhibit 21
                             THERMORETEC CORPORATION

                         Subsidiaries of the Registrant
      As of May 29, 1999, ThermoRetec Corporation owned the following companies:

                              NAME                                       STATE OR           PERCENT OF
                                                                      JURISDICTION OF        OWNERSHIP
                                                                       INCORPORATION
-----------------------------------------------------------------------------------------------------------

Benchmark Environmental Corporation                                     New Mexico              100
Eberline Holdings Inc.                                                   Delaware               100
  Eberline Analytical Corporation                                       New Mexico              100
    Thermo Hanford Inc.                                                  Delaware               100
    TMA/NORCAL Inc.                                                     California              100
ThermoRetec Construction Corporation (formerly IEM Sealand               Virginia               100
  Corporation)
ThermoRetec Resource Planning & Management Systems Corporation          Connecticut             100
  (formerly RPM Systems, Inc.)
ThermoRetec Consulting Corporation (formerly Remediation                 Delaware               100
  Technologies Inc.)
  GeoWest Golden Inc.                                                    Colorado               100
    GeoWest TriTechnics of Ohio, LLC                                     Colorado               100
  Retec North Carolina, Inc.                                          North Carolina            100
  RETEC Thermal, Inc.                                                    Delaware               100
Thermo Fluids Inc.                                                       Delaware               100
TPS Technologies Inc.                                                     Florida               100
  TPST Soil Recyclers of California Inc.                                California              100
    California Hydrocarbon, Inc.                                          Nevada                100
  TPST Soil Recyclers of Maryland Inc.                                   Maryland               100
  Todds Lane Limited Partnership (1% of which is owned directly          Maryland               100*
  by TPS Technologies Inc.)
  TPST Soil Recyclers of New York Inc.                                   New York               100
  TPST Soil Recyclers of Oregon Inc.                                      Oregon                100
  TPST Soil Recyclers of South Carolina Inc.                             Delaware               100
  TPST Soil Recyclers of Virginia Inc.                                   Delaware               100
  TPST Soil Recyclers of Washington Inc.                                Washington              100
TRI Oak Ridge Inc.                                                       Delaware               100
TRI Oak Ridge L.L.C. (additionally, 50% of the shares are owned          Delaware                50
  directly by Coleman Services Incorporated)
TRUtech L.L.C.                                                           Delaware                47.5*


*Represents an interest in a joint venture.




